UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_______________

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2015

Angstron Holdings Corporation.

(Exact name of registrant as specified in its charter)

Nevada	000-1380412	20-5308449
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

800 E. Colorado Boulevard, Suite 888

Pasadena, CA 91101

(Address of principal executive offices)

626-683-9120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On June 4, 2015, Angstron Holdings Corporation (the "Donor") entered into a Gift Agreement (the “Agreement”) by and between The Regents of the University of California (“Regents of the University”), acting through the offices of the Henry Samueli School of Engineering and Applied Science at the University of California, Los Angeles (“UCLA School of Engineering and Applied Science”).  The Agreement was dated effective as of June 1, 2015.

The Donor has agreed to pledge $3,500,000 over a seven (7) year period with the initial payment of $500,000 to be paid by December 31, 2015, to the Regents of the University, in support of a research center at the UCLA School of Engineering and Applied Science.  In return, the University of California, Los Angeles (“UCLA”) has agreed to create the HK Graphine Technology Corporation Research Center, to be located at the UCLA School of Engineering and Applied Science.

A one-time fee of 6.5% is applied to each pledge payment in order to provide essential support necessary to UCLA’s overall operation.

The foregoing text of this Item 1.01 is qualified in its entirety by the Agreement, attached hereto as Exhibit 12.1.  The terms of the Agreement are incorporated by reference herein.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

Description

12.1

Gift Agreement, dated April 21, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2015	ANGSTRON HOLDINGS CORPORATION /s/ Jason Xu
Jason Xu Chief Executive Officer